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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
|_|  Definitive Proxy Statement
|X|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                                ITEX CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|  No fee required.

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     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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NEWS RELEASE                        FOR IMMEDIATE RELEASE
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                                    For further information, call:

                                    Arthur Crozier
                                    Peter Walsh
                                    Innisfree M&A Incorporated
                                    (212) 750.5833

           ITEX ANNOUNCES RESIGNATION OF DIRECTOR COLLINS CHRISTENSEN
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                  Former CEO Had Been Terminated For Misconduct
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New York,  NY - Jan.  17,  2003 - ITEX  Corporation  (OTC  Bulletin  Board:ITEX)
announced the resignation of Collins M. Christensen from the Board of Directors, effective as of January 10, 2003.

Mr. Christensen served as ITEX's CEO until the board of directors terminated him on November 5, 2001 for  misconduct,  including,  among other things,  misuse of corporate funds and trade accounts. Christensen was also found to have obligated
ITEX to issue  250,000  shares of ITEX stock to Mr.  Steven White in  connection with his  retention  of Mr.  White as a  consultant  to ITEX  without  the prior authorization  of the board. Mr. White is leader of the dissident group waging a proxy  contest  for  control of the ITEX Board at the  January  28,  2003 Annual
Meeting.

As disclosed in a Form 8-K recently  filed with the SEC, ITEX takes issue with a number of assertions  made by Mr.  Christensen in his letter of resignation  and believes the letter to be inaccurate. In particular,  Mr. Christensen questioned the formation of the "Proxy Contest Committee" by the board. Mr. Christensen was excluded from the  committee,  which is  responsible  for  conducting  the proxy contest  initiated by the dissident  group,  because,  among other  things,  Mr.
Christensen had indicated an intention to vote for the dissident slate.

Mr.Christensen  also claimed that he was excluded  from meetings of a previously formed  Special  Committee  that changed the  compensation  of the outside board members.  The Special Committee that Mr. Christensen refers to apparently is the
Special Committee formed by the board to investigate Mr.  Christensen's  various acts misconduct,  and which recommended his termination.  It is correct that Mr.
Christensen was excluded from that committee.

In addition,  Mr. Christensen claimed the board has an "open checkbook approach"
as it relates to the costs associated with the proxy contest.  In fact, ITEX has made every effort to control and limit the costs related the proxy contest.  The estimate of solicitation  expenses set forth in the soliciting material filed by
ITEX on January 14, 2003  reflect  those  limits,  and they are in line with the solicitation expense estimates provided by the dissident group.

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